                                SERVICE CONTRACT

    THIS AGREEMENT made this 6th day of February, 1998 by and between North American Scientific, Inc., a California corporation with a principal place of business at 7435 Greenbush Avenue, North Hollywood, California 91605 ("NASI"), and PracSys Corp., a Massachusetts corporation with a principal place of business at 8E Industrial Way, Unit 10, Salem, New Hampshire 03079 ("PracSys").

                                WITNESSETH THAT:

    WHEREAS, PracSys is the exclusive worldwide licensee of a patented ion accelerator device, the Nested High Voltage Generator ("NHVG-TM-"); and

    WHEREAS, NASI is purchasing from PracSys under a separate purchase contract of the even date (the "Purchase Contract") two isotope production systems (the "Systems") embodying the NHVG-TM-, to be used for the production of *** processed targets (the "Product") to be used as a raw material for production of seeds for use in brachytherapy (the "Market"); and

    WHEREAS, PracSys will, pursuant to the Purchase Contract, manufacture and install the Systems at its Salem, New Hampshire facility (the "Production Center") ready for isotope production, unless NASI shall otherwise direct the installation site, and

    WHEREAS, NASI wishes to have its Systems operated by PracSys for the production of the Product for shipment to NASI for processing into seeds for sale to the Market (the "Market Sales"); and

    WHEREAS, NASI and PracSys have entered into a separate Exclusivity and Purchase Agreement dated December 31, 1997, as amended as of the date hereof (the "Exclusivity Agreement") for production of the Product and other isotopes; and

    WHEREAS, the Exclusivity Agreement between NASI and PracSys provides that the parties will reduce to writing the terms of a Service Contract.

    NOW THEREFORE, in consideration of the premises and of mutual promises and undertakings hereinafter set forth, as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, it is agreed as follows:


*** REDACTED PORTION. CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

1.   Scope

     Acting upon the Monthly Production Estimate (defined in Section 2 below), subject to the provisions of Section 8 below, PracSys shall operate and maintain the Systems to produce *** processed targets which comply with the specifications set forth in Exhibit A. The processed targets shall be prepared for shipment in accordance with the provisions of Section 7 below.

2.   Requirements

     Following installation and acceptance of the first system to be purchased by NASI pursuant to the Purchase Contract, NASI will provide PracSys with a monthly estimate of Curies (Ci) EOB, (as defined in Exhibit
B), per week of Product to be produced (the "Monthly Production Estimate"). The Monthly Production Estimate shall be provided no less than two weeks in advance of the first day of the upcoming Production Month. The Production Month is defined as the period ending with the last Friday of a calendar month, with the subsequent Production Month commencing the next day. PracSys will fill all Monthly Production Estimate requirements and use its best efforts to accommodate changes to the weekly production requirements that may be requested by NASI during the Production Month, except when prevented from doing so by strikes, fires, riots, accidents, war, unavailability of raw materials and other conditions over which PracSys has no reasonable control.

3.   Payments

     Payments to be made hereunder are for services (the "Services") performed by PracSys to produce the Product in the PracSys Production Center, utilizing the NASI owned Systems, for shipment to NASI. It is the intention of the parties that the actual costs incurred by PracSys in providing the Services will be reimbursed by NASI. These costs will include direct costs, allocated costs, indirect costs, facility costs, general and administrative costs and other reasonably allocated costs of doing business, but shall not include a profit factor. In no event shall such costs include or reflect obligations owing by PracSys at or prior to the date of this Agreement.

     Payments will be calculated and invoiced as follows:

     3.1 A services pricing formula is established as set forth in Exhibit B with cost categories segregated by fixed, semi-variable, and variable costs (the "Reimbursement Formula"). PracSys hereby represents that the Reimbursement Formula, Pricing Adjustment Factors, and Example Calculation set forth in Exhibit B accurately reflects PracSys' current estimate of the cost of the Services, and thereby the effective cost per Millicurie ("mCi") for the provision of Product, and is a reasonable estimation thereof.


*** REDACTED PORTION. CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

     3.2 Upon receipt of the Monthly Production Estimate setting forth the estimated weekly requirements for the Production Month, PracSys will calculate, using the Reimbursement Formula, the payment due for the Production Month requirements and invoice the calculated amount (the "Monthly Billing"). Payment is due upon receipt of the invoice, but no later than the first day of the Production Month. The Monthly Billing is subject to reasonable retrospective adjustment to reflect the actual cost for Services in accordance with Section 4 below.

4.   Retrospective Payment Adjustments

     PracSys will calculate at the end of each period of three Production Months (the "Quarterly Accounting") the actual costs for Services for the preceding three Production Months (the "Adjustment Period") utilizing the Reimbursement Formula in Exhibit B and compare these actual costs to the Monthly Billings for the Adjustment Period.

     4.1 The Quarterly Accounting will be based upon the actual production of Product shipped to NASI during the Adjustment Period; and

     4.2 The Quarterly Accounting will also reflect the actual costs incurred during the Adjustment Period for the elements of costs identified in the Reimbursement Formula (the "Pricing Adjustment Factors").

     4.3 The actual costs for the Adjustment Period will be compared to the total Monthly Billings during the Adjustment Period.

           4.3.1 If the actual costs exceed the Monthly Billings, PracSys will invoice NASI for the difference showing the calculation supporting the amount. The amount shall be payable by NASI to PracSys within 15 days after receipt of the invoice unless NASI requests clarification of the amount invoiced, in which case the amount would be payable 15 days after NASI's receipt of such clarification. If during such 15 day period NASI shall dispute the calculation of such adjustment, the parties shall act in good faith to resolve such dispute and, in the absence of agreement between them, shall refer such dispute to an independent certified public accountant selected mutually by NASI and PracSys. The costs associated therewith shall be borne equally by the parties hereto.

           4.3.2 If the actual costs are less than the Monthly Billings, PracSys will apply such difference as a credit against the next Monthly Billing, identifying the credit and providing the calculation substantiating the amount. If there is no applicable next Monthly Billing, the credit will be reimbursed promptly to NASI.

*** REDACTED PORTION. CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

           4.3.3 The Pricing Adjustment Factors values will be adjusted to reflect the actual costs for the Quarterly Accounting. The list of Pricing Adjustment Factors will be expanded or modified as appropriate to reflect all elements of incurred costs. The resulting modified Pricing Adjustment Factors will be used for subsequent calculation of Monthly Billings. However, PracSys hereby agrees that any pricing adjustment shall be subject to the limitations set forth in Notes 1, 2, and 3 under Pricing Adjustment Factors in Exhibit B.

5.   Records, Cost Accounting, and Audit

     PracSys will maintain separate cost accounting for the PracSys Services provided at the Production Center and will record all direct labor and material costs, as well as all indirect costs including indirect labor, overhead, facility costs, and general and administrative costs that shall be allocated on a consistent basis. The method of allocation will be shown on such records and will be certified by the PracSys chief financial officer to have been applied consistently. All direct costs are subject to audit by NASI upon reasonable notice. All indirect costs and the method of allocation may be audited by an independent certified public accountant selected mutually by NASI and PracSys. The cost of such audit shall be borne equally by the parties hereto.

6.   Term

     6.1 Unless sooner terminated as herein provided, this Agreement shall be in force from the date hereof through the end of the second Annual Period (the "Term"). The Annual Period is defined as a 12 month period beginning with the calendar date of the first day of the calendar month following the calendar month in which the first System at the Production Center is installed and ready for production of the Product.

     6.2 The Term shall be extended (the "Term Extension") by one year annually subject to agreement of the parties to modification of the Reimbursement Formula and other adjustment provisions for prospective application. Any proposed adjustment shall be based on actual costs incurred by PracSys during the current Annual Period. The extension adjustments will be made at least 90 days prior to the expiration of the Annual Period.

7.   Shipping and Handling

     Product shall be shipped FOB the Production Center in reusable certified shipping containers provided by NASI. NASI will provide a quantity of shipping containers to maintain a suitable inventory of containers for shipments.


*** REDACTED PORTION. CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

8.   Termination

     This Agreement shall be terminated prior to its expiration under the following conditions:

     8.1 NASI may, upon written notice six (6) months in advance of the expiration of any Annual Period, commencing with the second Annual Period, elect not to extend the Term of this Agreement. NASI shall be responsible for the removal of the Systems from the Production Center at its expense before or at the end of the Term.

     8.2 Additionally, NASI may, upon six (6) months written notice, elect to relocate or sell the Systems and terminate this Agreement. In the event of such termination, NASI shall pay a decommissioning charge to PracSys in the amounts and at the times specified in
           Section 9 below.

     8.3 NASI may, upon 90 days written notice but no later than 90 days prior to the scheduled first acceptance date, direct that the Systems be delivered to a site other than the Production Center.

     8.4 PracSys may terminate this Agreement in the event of default by NASI's material breach of any of the provisions of this Agreement or the Exclusivity Agreement, upon written notice by PracSys of such an event of default and if such default is not cured by NASI within 60 days after such notice.

     8.5 NASI may terminate this Agreement if PracSys is unable to secure the necessary licenses and permits prerequisite to providing the services herein. PracSys shall provide to NASI a monthly report of the status of such licenses and permits commencing 60 days after the date hereof.

     8.6 In the event of default by PracSys's material breach of any of the provisions of this Agreement (including the failure by PracSys to meet any Monthly Production Estimate) or the Exclusivity Agreement, upon written notice by NASI of such an event of default and if such default is not cured by PracSys within 60 days after such notice, NASI may terminate the Service Contract for default and, at its discretion, may perform the services herein with its own supervisory and operating personnel (the "March In Rights") paying all direct costs and reimbursing PracSys for allocated facility costs until such time as NASI removes the Systems from the Production Center. PracSys shall have the right to purchase Product from a third party in order to meet the requirements of any Monthly Production Estimate (the "Alternate Supply"). In the event PracSys shall provide an Alternate Supply, NASI shall reimburse PracSys for the Product at a per mCi price that would have resulted from


*** REDACTED PORTION. CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

           this Agreement based upon the volume of Product so purchased, using the pricing factors set forth in Exhibit B hereof.

     8.7 Should either party have reasonable grounds to believe the other party is unable to pay its debts when due or is financially unable to perform its obligations under this Agreement, or if either party makes a general assignment for the benefit of creditors, or institutes proceedings to be adjudicated a voluntary bankrupt, or consents to the filing of a petition of bankruptcy against it, or is adjudicated by a court of competent jurisdiction as bankrupt or insolvent; or should either party seek reorganization under any bankruptcy or similar act, or consent to the filing of a petition seeking such petition; or should either party have a decree entered against it by a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or in insolvency or providing for the liquidator of such party's property or business affairs; than the other party may, at its option and without notice, terminate this Agreement effective immediately.

9.   Decommissioning Payment

     9.1 In the event of termination pursuant to Section 8.2 above, NASI shall pay to PracSys the following decommissioning payment:

           9.1.1 An amount equal to the reasonable actual costs, including but not limited to labor and materials for the removal of the Systems, the preparation of the Systems for shipping FOB the Production Center, and the restoration of the facility to its configuration and condition prior to the installation of the Systems. The removal costs will include the cost of handling and disposal of any hazardous materials. Payment will be made by NASI within 30 days after receipt of invoice(s) submitted by PracSys that shall be certified by the PracSys chief financial officer to be true and actual costs.

           9.1.2 NASI will pay to PracSys an amount equal to three (3) months of service (the "Effective Period") under this Agreement calculated in accordance with the Reimbursement Formula for the fixed and semi-variable costs that would be incurred without production of Product. The Effective Period will commence with the last day of actual services provided by PracSys which is the last day of the six month notice period proscribed by Section 8.2 above. Payment is due within 30 days after receipt of the invoice prepared by PracSys which will show the calculation of the amount due.

*** REDACTED PORTION. CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

10.  Risk of Loss

     Title and risk of loss of the Product pass to NASI FOB the Production
Center.

11.  Right to Inspect

     NASI at its election and at its own expense may inspect the production of the Product at the Production Center, with no less than one business day's notice to PracSys, during normal business hours. Such inspection shall not unreasonably interfere with or unreasonably interrupt the service activities. NASI representatives must conform to all facility safety instructions and license and permit provisions.

12.  Equipment Markings

     During the manufacture of the Systems at the Production Center and upon installation of the Systems, the Systems or the work-in-progress thereof shall be segregated from the rest of the facility by partitions or prominent floor markings. A name plate with model and serial numbers will be clearly affixed to each System identifying NASI ownership.

13.  General Terms and Conditions

     General Terms and Conditions are set forth in Exhibit C.

14.  Indemnification

     PracSys shall indemnify, defend and hold NASI harmless from and against any liability, damage, claims, cost or expense (including reasonable attorney's fees) arising out of any claim of infringement by any third party of any patents or any claimed violation of any other intellectual property right of any third party arising out of the use of the Systems pursuant to this Agreement. NASI shall indemnify, defend and hold PracSys harmless from and against any liability, damage, claims, cost or expense (including reasonable attorney's fees) arising out of any claim of infringement by any third party of any patents or any claimed violation of any other intellectual property right of any third party arising out of the sale by NASI of products incorporating the Product to be supplied by PracSys to NASI pursuant to this Agreement. Provided, however, that NASI shall have no such obligation to the extent such claim of infringement is based upon the Product incorporated into such NASI product.

15.  Confidentiality

     NASI and PracSys shall hold in strict confidence and shall not disclose to others or use, either before or after the expiration of termination of this Agreement, any technical, financial, or


*** REDACTED PORTION. CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

business information, manufacturing technique, process, trade secret, or other confidential information relating to each other's business. Upon expiration or termination of this Agreement, NASI and PracSys shall return to each other all documents containing any such information, shall delete and purge from any of its electronic or mechanical storage systems all records thereof, and shall certify to each other in writing that said steps have been taken.

16.  Arbitration

           16.1 If a dispute arises out of or related to this Agreement, or the breach thereof, and if the dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Commercial Mediation Rules before resorting to arbitration, litigation or some other dispute resolution procedure.

           16.2 All disputes, controversies or differences which may arise between the parties, out of or in relation to or in connection with this Agreement, or for the breach thereof, shall be finally settled by arbitration proceedings held in Boston, Massachusetts, and conducted in accordance with the rules and procedures of the American Arbitration Association. The award shall be final and binding on all parties hereto. Judgment upon the award rendered may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of the award or order of enforcement as the case may be.

17.  Construction

     This Agreement shall be construed, and all rights, powers, and liabilities of the parties hereunder shall be determined, in accordance with the laws of The Commonwealth of Massachusetts. All amounts mentioned in this Agreement are in the currency of the United States of America at exchange rates in effect on the date when such payments shall become due and payable.

18.  Waiver

     No omission or delay of either party hereto in requiring due and punctual fulfillment by the other party of the obligations of such other party hereunder shall be deemed to constitute a waiver of its rights to require such due and punctual fulfillment or of any of its remedies hereunder.

19.  Notices

     Any notice given by either party hereto to the other party shall be deemed to have been sufficiently given if sent by the mailing thereof by certified or registered mail, or by a recognized national overnight delivery service, to the signatories herein to the address of such other party herein


*** REDACTED PORTION. CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

set forth, unless and until another addressee and or address shall have been designated in writing by such other party for the purpose.

20.  Agency

     It is understood and agreed that the parties hereto are independent contractors and are engaged in the operation their own respective businesses and neither NASI nor PracSys shall be considered the agent of the other party hereto for any purposes whatsoever, and neither NASI nor PracSys has the authority to enter into any contracts or assume any obligation for the other party hereto, and nothing in this Agreement shall be construed to establish a relationship of partners or joint ventures between the parties hereto.

21.  Captions

     The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit or construe the scope and intent of such sections nor in any way affect this Agreement.

22.  Assignment

     Neither NASI nor PracSys may assign or license any of its rights or obligations under this Agreement without the prior written consent of the other party.


*** REDACTED PORTION. CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate, upon the date hereinabove set forth.

PracSys Corp.                          North American Scientific, Inc.

By: /s/ Wayne E. Webster               By:/s/ L. Michael Cutrer
    --------------------------            -----------------------------
        Wayne E. Webster                       L. Michael Cutrer
        President & CEO                        President & CEO





*** REDACTED PORTION. CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

                                EXHIBIT A

                          PRODUCT SPECIFICATION

                                   ***










*** REDACTED PORTION. CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

                                 EXHIBIT B

                           REIMBURSEMENT FORMULA

                                    ***









*** REDACTED PORTION. CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

                                  EXHIBIT C

                         GENERAL TERMS AND CONDITIONS

1. PracSys ("Seller") warrants that at the time of shipment, the Products produced by it pursuant to this Agreement are free from defects in material and workmanship and conform to the specification set out in Exhibit A. SELLER MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. Notification of any breach of warranty must be made within the half-life of the radioisotope contained in the product, unless otherwise provided in writing by the Seller. No claim shall be honored if NASI (the "Buyer") fails to notify the Seller within the period specified. THE SOLE AND EXCLUSIVE REMEDY OF THE BUYER FOR ANY LIABILITY OF SELLER OF ANY KIND INCLUDING LIABILITY BASED UPON WARRANTY (EXPRESS OR IMPLIED WHETHER CONTAINED HEREIN OR ELSEWHERE), STRICT LIABILITY, CONTRACT, OR OTHERWISE IS LIMITED TO THE REPLACEMENT OF THE GOODS. SELLER SHALL NOT IN ANY CASE BE LIABLE FOR SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND.

2. Seller shall not be responsible for any failure or delay in delivery of services or goods because of any cause beyond Seller's reasonable control. The Seller reserves the right to ship in one or more shipments.

3. The price of services and payment schedules are set forth in the Agreement.

4. Any tax or governmental charge imposed upon the sale of services or goods shall be paid by the Buyer, and the Buyer's failure to do so, unless cured within 60 days after notice of such failure, shall be a breach of this entire agreement. Prices on the specified services and products are exclusive of all city, state and federal excise taxes, including without limitation, taxes on manufacture, sales, receipts, gross income, occupation, use and similar taxes.

5. No right to the use of any trade name or trademark of the Seller or Buyer passes to the other party under this Agreement and the Buyer and Seller agrees to refrain from using, either directly or indirectly, any of the other parties trade names or trademarks unless specifically authorized to do so in writing. Except as otherwise specifically agreed in writing, all drawings, and specification produced by Seller and Buyer pursuant to this Agreement, and all patent, copyright and other intellectual property rights with respect to the goods sold hereunder, shall be the sole and exclusive property of the originator and holder of such rights.


*** REDACTED PORTION. CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

6. No modification of this Agreement shall be binding unless in writing and signed by Buyer and Seller.

7. Waiver by Seller or Buyer of a breach by the other party of any provision of this Agreement shall not be deemed a waiver of future compliance therewith, and such provision, as well as all other provisions hereunder, shall remain in full force and effect.

8. If any provision of this Agreement is or becomes, at any time and under any law, rule or regulation, unenforceable or invalid, no other provision of this Agreement shall be affected thereby, and the remaining provisions of this Agreement shall continue with the same effect as if such unenforceable or invalid provisions shall not have been inserted in this Agreement.

9. Each party agrees to pay for all costs and expenses including attorney's fees, incurred in the enforcement of this Agreement and the collection of any amounts due the other party hereunder.

10. Each party hereby represents that such party is solvent and has the financial resources sufficient to perform its obligations under this Agreement, and that on each delivery this representation shall be deemed renewed unless notice to the contrary is given in writing by such party to the other party at or before delivery of the goods.


*** REDACTED PORTION. CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.